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       First SAFECO National Life Insurance Company of New York        Exhibit 1

                             Secretary's Certificate

The undersigned, Secretary of First SAFECO National Life Insurance Company of New York, hereby certifies that the following is a true and correct copy of a resolution adopted by the Board of Directors of First SAFECO National Life Insurance Company of New York on February 2, 1995 and that the same is in full force and effect:

         RESOLVED, That the Company be, and hereby is, authorized to develop a program to issue and to sell variable and fixed annuity contracts, some of which may be required to be registered with the Securities and Exchange Commission pursuant to the securities laws;

         RESOLVED FURTHER, That the appropriate officers of the Company be, and hereby are, authorized to establish and designate one or more separate accounts of the Company to provide for annuities (and other benefits incidental thereto), payable in fixed or variable amounts or both;

         RESOLVED FURTHER, That the appropriate officers of the Company be, and hereby are, authorized to apply to the New York Insurance Department for authority to issue and sell such variable and fixed annuity contracts;

         RESOLVED FURTHER, That the purpose of any such separate account shall be to provide an investment medium for such variable and fixed annuity contracts issued by the Company as may be designated as participating therein;

         RESOLVED FURTHER, That any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the variable and fixed annuity contracts participating therein; (ii) such assets of the Company as shall be deemed appropriate to be invested in the same manner as the assets applicable to the Company's reserve liability under the variable and fixed annuity contracts participating in such separate accounts, or as may be necessary for the establishment of such separate accounts; and (iii) the dividends, interest and gains produced by the foregoing;

         RESOLVED FURTHER, That the income, gains and losses, realized or unrealized, in any such separate account shall be credited to or charged against the amounts allocated to such separate account in accordance with the terms of the variable and fixed annuity contracts, without regard to other income, gains or losses of the Company, including upon insolvency;


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         RESOLVED FURTHER, That the reserves or liabilities of any such separate account, which are kept in accordance with federal and state securities and insurance laws, shall not be chargeable with liabilities arising out of any other business which the Company conducts;

         RESOLVED FURTHER, That any such separate account shall be divided into accounts and subaccounts so that each account or subaccount may invest in the shares of designated investment companies with the net premiums received under the variable and fixed annuity contracts as directed by the owners of said contracts;

         RESOLVED FURTHER, That the appropriate officers be, and each of them hereby are, expressly authorized in their discretion and as they may deem appropriate from time to time in accordance with applicable laws and regulations; (i) to divide any such separate account into one or more accounts or subaccounts, (ii) to modify, consolidate, or eliminate any such accounts or subaccounts, (iii) to change the designation of any separate account to another designation, (iv) to further designate any accounts or subaccounts thereof, and
(v) to take such other action as may be required to further any such separate account's compliance with applicable federal and state laws;

         RESOLVED FURTHER, That the appropriate officers of the Company be, and they each hereby are, authorized:

                  (i) to register the variable and fixed annuity contracts participating in any such separate accounts under the provisions of the Securities Act of 1933 to the extent that it shall be determined that such registration is necessary;

                  (ii) to register any such separate accounts with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940 to the extent that it shall be determined that such registration is necessary;

                  (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and exhibits thereto as they may be deemed necessary or desirable;

                  (iv) to apply for exemption from those provisions of the aforementioned Acts as shall be deemed necessary and to take any


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                           and all other actions which shall be deemed
                           necessary, desirable, or appropriate in connection with such Acts, including to prepare, execute and file amendments to any such application;

                  (v) to file the variable and fixed annuity contracts participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of such insurance departments; and

                  (vi) to prepare or have prepared and to execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required of, any other regulatory authority that may be necessary;

         RESOLVED FURTHER, That the appropriate officers of the Company be, and they each hereby are, authorized to invest cash in any such separate account or in any account thereof as may be deemed necessary or appropriate to facilitate the commencement of such separate account's operations, including but not limited to compliance with applicable tax laws, or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Company's general account and such separate account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable and fixed annuity contracts;

         RESOLVED FURTHER, That the appropriate officers of the Company be, and they each hereby are, authorized and directed to execute such agreement or agreements as they deem necessary or appropriate:

                  (i) with SAFECO Securities, Inc., or any other qualified entity, under which SAFECO Securities, Inc. or such other entity will be appointed principal underwriter and distributor for the variable and fixed annuity contracts;

                  (ii) with one or more qualified banks or other qualified entities including the Company or any of its affiliates to provide administrative and/or custodial service in connection with the establishment and maintenance of any such separate account and the design, issuance and administration of the variable and fixed annuity contracts; and

                  (iii) with one or more investment companies, affiliated or unaffiliated with the Company, to serve as eligible investments under any such separate account;


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         RESOLVED FURTHER, That the appropriate officers of the Company be, and they each hereby are, authorized to establish procedures to the extent required, or deemed appropriate, and subject to the limitations of applicable law, for providing a pass-through of voting rights for owners of the variable and fixed annuity contracts with respect to the shares of an investment company or companies, attributable to them, owned by any such separate account;

         RESOLVED FURTHER, That for the purpose of executing any post-effective amendments to the Company's registration statements related to the separate accounts and the variable and fixed annuity contracts and in connection with the filing of all other documents necessary or desirable to the amendment process, the officers and directors of the Company be, and each of them hereby are, authorized, for themselves and on behalf of the Company, to execute and deliver their several powers of attorney to Boh A. Dickey and Richard E. Zunker, and each of them.

         RESOLVED FURTHER, That in connection with the offering and sale of the variable and fixed annuity contracts in the various States of the United States, as and to the extent necessary, the appropriate officers of the Company be, and they each hereby are, authorized to take any and all such action, including but not limited to the preparation, execution and filing with proper state authorities, on behalf of and in the name of the Company, of such applications, notices, certificates, affidavits, powers of attorney, consents to service of process, issuer's covenants, certified copies of minutes of shareholders' and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of the fixed and variable annuity contracts in such jurisdiction;

         RESOLVED FURTHER, That the forms of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Company, the adoption of the resolutions is advisable and (2) the Secretary or any Assistant Secretary of the Company evidences such adoption by inserting into these minutes copies of such resolutions; and

         RESOLVED, That the appropriate officers of the Company be, and they each hereby are, authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of these resolutions.

         RESOLVED, That the foregoing resolutions supersede the previous resolutions adopted by the Directors of the Company on August 4, 1994 regarding the foregoing.


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Dated: October 22, 1996             First SAFECO National Life Insurance Company
                                    of New York

                                    By: /S/
                                        ----------------------------
                                        Rod A. Pierson, Secretary